Exhibit 2.2

AMENDMENT NO. 1 TO MERGER AGREEMENT

This AMENDMENT NO. 1 TO MERGER AGREEMENT, dated as of October 5, 2018 (this “Amendment”), is made by and among Organogenesis Inc., a Delaware corporation (the “Company”), Avista Healthcare Public Acquisition Corp., a Cayman Islands exempted company (“Parent”) and Avista Healthcare Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Parent (“Merger Sub”). Capitalized terms used herein but not specifically defined herein shall have the meanings ascribed to such terms in the Merger Agreement (as defined below).

WHEREAS, the Company, Parent and Merger Sub are parties to the Agreement and Plan of Merger, dated as of August 17, 2018 (the “Merger Agreement”);

WHEREAS, pursuant to Section 9.11 of the Merger Agreement, the Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties thereto; and

WHEREAS, each of the parties to the Merger Agreement agrees to amend the Merger Agreement as described below.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment agree as follows:

1.                                      Effective as of the date of this Amendment, the Merger Agreement is hereby amended as follows:

(a)                                 Section 6.1(a) of the Merger Agreement is hereby amended to replace the words “amendments to the Parent Charter Documents to be effective from and after the Closing as set forth in the Form of Parent Certificate of Incorporation upon Domestication attached hereto as Exhibit E (the “Post-Closing Parent Charter”) and Form of Parent Bylaws attached hereto as Exhibit F (the “Post-Closing Parent Bylaws”)” in clause (E) with the words “amendments to the Parent Charter Documents to be effective from and after the Closing substantially as set forth in the form of Parent Certificate of Incorporation upon Domestication attached hereto as Exhibit E (the “Post-Closing Parent Charter”) and substantially in the form of Parent Bylaws attached hereto as Exhibit F (the “Post-Closing Parent Bylaws”).”

(b)                                 Exhibit E of the Merger Agreement is hereby amended and restated in its entirety, and replaced by Exhibit A to this Amendment.

(c)                                  Exhibit F of the Merger Agreement is hereby amended and restated in its entirety, and replaced by Exhibit B to this Amendment.

2.                                      The parties hereto hereby agree that, except as specifically provided in this Amendment, the Merger Agreement shall remain in full force and effect without any other amendments or modifications.

3.                                      The provisions of Sections 9.1 through 9.17 of the Merger Agreement are hereby incorporated into this Amendment by reference and shall be applicable to this Amendment for all purposes.

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IN WITNESS WHEREOF, each party has caused this Amendment to be signed by its respective officer thereunto duly authorized, all as of the date first written above.

ORGANOGENESIS INC.

By:	/s/ Timothy M. Cunningham
Name:	Timothy M. Cunningham
Title:	Chief Financial Officer

AVISTA HEALTHCARE PUBLIC ACQUISITION CORP.

By:	/s/ David Burgstahler
Name:	David Burgstahler
Title:	President and CEO

AVISTA HEALTHCARE MERGER SUB, INC.

By:	/s/ Robert Girardi
Name:	Robert Girardi
Title:	Director

[Signature Page to Amendment No. 1 to Merger Agreement]

EXHIBIT A

Form of Post-Closing Parent Charter

(see Annex M)

EXHIBIT B

Form of Post-Closing Parent Bylaws

(see Annex N)

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